   As filed with the Securities and Exchange Commission on October 20, 1999
                                                     Registration No. 333-44113

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                Post-Effective
                                AMENDMENT NO. 4
                                      To
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                            HEWLETT-PACKARD COMPANY
            (Exact name of registrant as specified in its charter)

                     Delaware                                          94-1081436
         (State or other jurisdiction of                            (I.R.S. employer
          incorporation or organization)                         identification number)

                              3000 Hanover Street
                              Palo Alto, CA 94304
                                (650) 857-1501
  (Address including zip code, and telephone number, including area code, of
                  Principal Executive Offices of Registrant)

                                ---------------

                            D. Craig Nordlund, Esq.
                    Associate General Counsel and Secretary
                            Hewlett-Packard Company
                              3000 Hanover Street
                              Palo Alto, CA 94304
                                (650) 857-1501
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                                ---------------

                                  Copies To:
               Ann O. Baskins, Esq.                              Douglas D. Smith, Esq.
             Charles N. Charnas, Esq.                           Gregory J. Conklin, Esq.
             Hewlett-Packard Company                           Gibson Dunn & Crutcher LLP
               3000 Hanover Street                        One Montgomery Street, Telesis Tower
               Palo Alto, CA 94304                              San Francisco, CA 94104
            Telephone: (650) 857-1501                          Telephone: (415) 393-8200

                                ---------------

   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         DEREGISTRATION OF SECURITIES

   The purpose of this Post-Effective Amendment No. 4 (this "Amendment") to the Registration Statement on Form S-3 (Registration No. 333-44113) (the "Registration Statement") of Hewlett-Packard Company, a Delaware corporation ("Hewlett-Packard" or the "Company") is to deregister all shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Hewlett-Packard issuable upon conversion of the Liquid Yield Option(TM) Notes ("LYONs(TM)") issued by Hewlett-Packard on October 14, 1997 and not sold pursuant to the Registration Statement prior to October 14, 1999. The LYONs are convertible into shares of Common Stock at the option of the holders at any time on or prior to maturity on October 14, 2017, unless previously redeemed or otherwise purchased. The Registration Statement was filed pursuant to a Registration Rights Agreement, dated October 14, 1997 (the "Registration Rights Agreement"), by and between Hewlett-Packard and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), as initial purchaser. Pursuant to the Registration Rights Agreement, Hewlett-Packard agreed to use reasonable efforts to keep the Registration Statement effective with respect to the LYONs until one year, or in the case of the Common Stock issuable upon conversion of the LYONs until two years, from the date of initial issuance of the LYONs or such earlier date as all securities registrable thereunder have been disposed of. On October 27, 1998, Hewlett-Packard filed Post-Effective Amendment No. 3 to the Registration Statement to deregister all LYONs not sold pursuant to the Registration Statement prior to October 14, 1998. Hewlett-Packard is filing this Amendment to deregister all shares of Common Stock issuable upon conversion of the LYONs and not sold pursuant to the Registration Statement prior to October 14, 1999.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on October 15, 1999.

                                          Hewlett-Packard Company

                                                 /s/ Carleton S. Fiorina
                                          By __________________________________
                                                   Carleton S. Fiorina
                                              President and Chief Executive
                                               Officer (Principal Executive
                                                         Officer)

   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in their capacities and on the dates indicated.

            Signature                          Title                   Date
            ---------                          -----                   ----

     /s/ Carleton S. Fiorina        President and Chief          October 15, 1999
__________________________________  Executive Officer (Principal
       Carleton S. Fiorina          Executive Officer) and
                                    Director

        Robert P. Wayman*           Executive Vice President,    October 15, 1999
__________________________________  Finance and Administration
         Robert P. Wayman           and Chief Financial Officer
                                    (Principal Financial
                                    Officer) and Director

      Raymond W. Cookingham*        Vice President and           October 15, 1999
__________________________________  Controller (Principal
      Raymond W. Cookingham         Accounting Officer)

         Lewis R. Platt*            Chairman                     October 15, 1999
__________________________________
          Lewis R. Platt

        Philip M. Condit*           Director                     October 15, 1999
__________________________________
         Philip M. Condit

                                    Director
__________________________________
         Patricia C. Dunn

          John B. Fery*             Director                     October 15, 1999
__________________________________
           John B. Fery

            Signature                         Title                  Date
            ---------                         -----                  ----

         Jean-Paul Gimon*           Director                   October 15, 1999
__________________________________
        Jean-Paul G. Gimon

            Sam Ginn*               Director                   October 15, 1999
__________________________________
             Sam Ginn

      Richard A. Hackborn*-         Director                   October 15, 1999
__________________________________
       Richard A. Hackborn

        Walter B. Hewlett*          Director                   October 15, 1999
__________________________________
        Walter B. Hewlett

      George A. Keyworth II*        Director                   October 15, 1999
__________________________________
      George A. Keyworth II

          Susan P. Orr*             Director                   October 15, 1999
__________________________________
           Susan P. Orr

        /s/ Ann O. Baskins                                     October 15, 1999
*By: _____________________________
         Attorney-in-Fact